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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: JULY 2, 1999


                      HIGH VOLTAGE ENGINEERING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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

           MASSACHUSETTS                           1-4737                            04-2035796
------------------------------------- ----------------------------------- -----------------------
  (State or Other Jurisdiction of         (Commission File Number)         (I.R.S. Employer
           Incorporation)                                                  Identification No.)
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         401 EDGEWATER PLACE, SUITE 680, WAKEFIELD, MASSACHUSETTS 01880
         --------------------------------------------------------------
                     Address of principal executive offices


       Registrant's telephone number, including area code: (781) 224-1001



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 2, 1999, the Registrant consummated the purchase of all of the outstanding capital stock of Charles Evans & Associates, a California corporation ("CEA"), from the holders thereof (the "CEA Stockholders"), for an aggregate cash purchase price of $35,000,000 plus an amount equal to the incremental state and federal income tax to be paid by the CEA Stockholders as a result of the election by the parties to treat the acquisition of such stock as an asset sale under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, such amount to be determined after the closing based upon the allocation of the purchase price among the assets of CEA as of the closing date. The Registrant used cash on hand to fund the purchase price for the stock of CEA. Charles Evans & Associates, whose principal executive offices are located in Redwood City, California, is engaged in the provision of surface analysis services to industrial and governmental clients, including in particular the semiconductor manufacturing industry.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)  Not applicable.

       (b) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information required by this item will be filed by amendment to this initial report no later than 60 days after the date an initial report must be filed with the Securities and Exchange Commission.

       (c)  Exhibits.

               EXHIBIT NO.     DESCRIPTION

                   2.1 Stock Purchase Agreement, dated as of June 2, 1999, among (i) Physical Electronics, Inc.; (ii) for the purposes of certain sections only, Charles Evans & Associates ("CEA"); (iii) the Trustee of the Charles Evans & Associates Employee Stock Ownership Plan (the "ESOP"), on behalf of the ESOP; and (iv) the stockholders of CEA named on SCHEDULE A thereto.

                              SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 19, 1999                    HIGH VOLTAGE ENGINEERING
                                         CORPORATION


                                         By:      /s/ JOSEPH W. MCHUGH, JR.
                                            --------------------------------
                                         Name:      Joseph W. McHugh, Jr.
                                         Title:     Chief Financial Officer